Exhibit 3.6

ACTIDEV INC.

GENERAL BY-LAWS

BY-LAW NUMBER 1

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.             Definitions

Barring an express provision to the contrary or unless the context otherwise dictates, in these By-laws:

1.1           “Board” shall mean the board of directors and shall include the directors;

1.2           “Officer” shall mean an officer within the meaning of the Act;

1.3.          “Inspector General” shall mean the Inspector General of Financial Institutions entrusted with the administration of the Act;

1.4           “Act” shall mean the Companies Act (R.S.Q. 1977, c. C-38), as well as all past and future amendments thereto and it shall include any statute replacing all or part thereof. In the event of such replacement, any reference to a section of the Act shall be construed as being a reference to the section having replaced it; and

1.5           “By-laws” shall mean any of the By-laws of the Company in effect at a given time.

2.             Definitions in the Act

Subject to the foregoing, the definitions set forth in the Act shall apply to the provisions of these By-laws

3.             Rules of Interpretation

Words in the singular shall include the plural and vice versa, those in the masculine gender shall include the feminine gender and vice versa, and the provisions applicable to natural persons shall also apply to legal persons, including partnerships and other groups not constituted as bodies corporate.

4.             Discretion

If the By-laws confer a discretionary power upon the directors, they may exercise such power as and when they deem appropriate in the best interests of the Company.

5.             Adoption of By-laws

The directors may adopt By-laws not contrary to the Act or the constituting act of the Company and they may revoke, amend or reinstate any By-law of the Company.

6.             Precedence

In the event of inconsistencies between the Act, the constituting act or the By-laws, the Act shall prevail over the constituting act and the By-laws, and the constituting act shall prevail over the By-laws.

7.             Headings

Headings have been used in the By-laws solely for ease of reference and shall not affect the interpretation thereof.

ARTICLE II

HEAD OFFICE

1.             Judicial District of the Head Office

The judicial district of the Company’s head office shall be that mentioned in its constituting act.

2.             Change of Judicial District

The Company may transfer its head office to another judicial district provided it amends its constituting act accordingly.

3.             Address of the Head Office

The address of the Company’s head office shall be established by resolution of the Board within the boundaries of the judicial district mentioned in its constituting act.

4.             Change of Address

The Company may change the address of its head office within the boundaries of the judicial district indicated in its constituting act:

4.1           by resolution of its Board, and

4.2           by giving notice of the change to the Inspector General.

ARTICLE III

MEETINGS OF SHAREHOLDERS

l.              Annual General Meeting

The annual general meeting of shareholders shall be held on a date to be set by the Board within one hundred and twenty days following the end of the Company’s financial year.

The said meeting shall take place at the Company’s head office or at such other place within Québec designated by the Board, said meeting to be held for the purpose of receiving the financial statements and the auditor’s report thereon, to receive the directors’ report, to elect the directors, to appoint the auditor and to fix the remuneration of the auditor.

2.             Special General Meetings

Special general meetings of the shareholders may be called and held at any time, in any place in Québec and for any purpose:

2.1           by order of the Board, the Company’s president or the majority of the directors, or

2.2           at the written request of a shareholder (or several of them) holding at least one tenth of the issued and outstanding shares of the Company conferring the right to vote at the meeting, or at the request of such shareholders pursuant to the provisions of section 99 of the Act, provided that in each case a notice is given in accordance with the provisions of section 3 of this Article III, or

2.3           at the request of a registered shareholder entitled to vote, if, due to vacancies, the number of directors in office is less than the quorum, provided a notice is given in accordance with the provisions of section 3 of this Article III, or

2.4           without notice, if all the registered shareholders entitled to vote are present in person or by proxy.

3.             Notice of Meeting

Subject to the provisions of section 2 of this Article III, a written notice setting forth the date, time, place and purpose of a meeting of shareholders shall be given to each shareholder whose name is registered, at the close of business on the record date determined in accordance with section 10 of this Article III, if applicable, in the register of securities as the holder of one or more shares conferring the right to vote at the meeting and entitled to attend same. Said notice shall be delivered personally to each shareholder or sent to them by mail, parcel post or prepaid letter, or by telegram to their last known address. In each case, the time limit shall be at least twenty-one (21) days and no more than fifty (50) days prior to the date of the meeting. The notice shall be given by the secretary, by another Officer designated by the directors or by the person having called the meeting. The notice need not be signed by hand.

Notices relating to shares held by more than one person shall be sent to the person mentioned first in the records as being one of the shareholders. The notice so sent shall be valid as regards the other joint holders.

Every person who acquires shares after the notice of meeting has been sent shall be bound by the notice sent to the person from whom the shares were acquired.

Every notice addressed to a shareholder shall be deemed to have been duly given, even if the shareholder is deceased and notice of the death of the shareholder was given to the Company, whether the shares were held by the shareholder alone or jointly with one or more other persons. The validity of the said notice shall not be subject to contestation by the heirs, executors or mandataries of the said shareholder or by any other person having a right in and to the shares.

4.             Failure to Send Notice

The involuntary failure to send a notice of meeting or the fact that the notice was not received by a shareholder shall not invalidate any resolution adopted at the said meeting or any business transacted thereat.

5.             Incomplete Notice

The involuntary failure to set forth in the notice of an annual general meeting or a special general meeting any business which the Act or the regulations thereunder require to be dealt with at the said meeting shall not prevent the meeting from dealing with such business in a valid manner.

6.             Waiver of Notice

As regards a meeting of shareholders, any shareholder or duly appointed proxyholder for a shareholder may, in any manner whatsoever, before, or after the meeting, waive the notice of meeting and any irregularity committed during the meeting or contained in the notice of meeting. Attendance by a shareholder at a meeting, whether in person or by proxy, shall be deemed a waiver of notice of the meeting, unless the said shareholder or other person attends specifically for the purpose of objecting to the meeting on the ground that the meeting was not lawfully called.

7.             Quorum

Two individuals, whether shareholders or proxyholders, who are present in person and represent, personally or by proxy, 10% of the issued and outstanding shares of the Company conferring the right to vote at a meeting of shareholders, shall constitute the necessary quorum to transact business at the meeting.

8.             Continuing Quorum

If quorum is attained at the beginning of a meeting of shareholders, the meeting may validly be held, notwithstanding the fact that quorum has not been maintained at all times during the meeting.

9.             Adjournment

If at least two shareholders are present in person at a meeting of shareholders, such meeting may be adjourned at any time by a majority vote to that effect and such meeting, as adjourned, may take place without the need to call it again. If a quorum is present at the adjourned meeting, any business which could have been transacted at the meeting at which the adjournment was decided may be validly transacted.

10.          Voting and Eligibility

Unless otherwise provided for in the Act, the constituting act or a By-law of the Company, each shareholder shall be entitled to one vote per share held at any meeting of shareholders. The registered shareholders entitled to vote at a meeting of shareholders and the number of shares held by them shall be determined by the register of securities of the Company established at the close of business on the record date selected by the Board (the “Record Date”), which date shall not be more than 50 days before the date of the meeting. However, an assignee of shares acquired after the Record Date shall be entitled to vote at the meeting if the assignee shows duly endorsed certificates relating to his shares or otherwise proves his title to his shares and requires, not less than ten (10) days before the meeting is held, that his name be entered on the list of shareholders entitled to receive the notice of meeting.

If one or more shares are owned by joint holders, the holder who attends a meeting of shareholders alone shall exercise the voting rights attaching to such shares. However, if joint holders are present or represented by proxy at a meeting and wish to vote, they may do so only as one and the same person.

11.          Proxyholder

A vote shall be cast by a shareholder himself or by his proxyholder. A person, whether or not a shareholder of the Company, may act as proxyholder. The wording of the written instrument appointing a proxyholder may be that set forth in the following form or that set forth in any other dated and signed form containing the name of the proxyholder and, where applicable, the revocation of all prior instruments:

Proxy

The undersigned
(name, corporate name or registration number)
the registered holder of	shares
(number)
of the share capital of
(corporate name or registration number)

hereby appoints Mr. (Mrs.) , of

as the undersigned’s proxyholder
(place of residence)

and authorizes such proxyholder to vote for and on his behalf at the general (annual or special) meeting of the Company to be held on                                 ,at                 o’clock and at any adjournment thereof if such meeting is adjourned, and, (where applicable), the undersigned revokes all prior proxies.

, on .
(location)

Save instructions to the contrary contained in the notice of meeting, a proxy shall be deposited with the secretary of the Company prior to the meeting or with the secretary of the meeting when the meeting is held.

12.          Chairman of Meetings

The chairman of the Board, if there is one, shall preside over meetings of shareholders. If there is no chairman of the Board or if he cannot act, the president of the Company, if he is a shareholder of the Company, shall preside over meetings of shareholders.

If the president of the Company cannot act, a shareholder who is a vice-president or, failing same, a shareholder elected by the meeting, shall preside over the meeting. If the meeting is composed only of proxyholders, a proxyholder elected at the meeting shall act as chair of the meeting.

13.          Secretary of Meetings

The secretary of the Company shall act as secretary of the meeting or, in the absence of the secretary, an assistant secretary shall take on this function or, in the absence of an assistant secretary, a person designated by the chairman of the meeting shall take on this function.

14.          Scrutineers

The chairman of a meeting of shareholders may appoint one or more persons, whether or not Officers or shareholders of the Company, to act as scrutineers at the meeting.

15.          Procedure at Meetings

The chairman of the meeting of shareholders shall direct the deliberations thereat and ensure its proper conduct. He shall, acting reasonably and impartially, establish the procedure in accordance with the rules usually followed at deliberative assemblies. He shall decide all matters. His decisions shall be final and binding upon the shareholders, unless they are reversed by two-thirds (2/3) of the votes cast.

16.          Decisions on Matters

Unless otherwise required by the Act, the constituting act or a By-law of the Company, questions submitted to a meeting of shareholders shall be decided by majority vote and, if the votes are split equally, the chairman of the meeting shall have a second or casting vote.

17.          Voting By a Show of Hands

Unless otherwise required by the Act, the constituting act or a By-law of the Company, a vote may be taken by a show of hands unless voting by secret ballot has been requested. When the chairman of the meeting declares that a resolution has been adopted, whether unanimously or by a specific majority, or has been rejected, and an entry to that effect is made in the minutes of the meeting, this shall be sufficient evidence of the adoption or rejection of such resolution, without the need to establish the number or proportion of votes cast.

18.          Voting By Secret Ballot

If the chairman of the meeting or a shareholder or proxyholder so requests, voting shall be by secret ballot. Each shareholder or proxyholder shall provide a ballot paper to the scrutineer, on which ballot paper the shareholder or proxyholder shall write his name, the name of the shareholder or shareholders for whom he holds a proxy, the number of votes he holds and the manner in which he is exercising his votes. The secretary of the meeting or any other person appointed by the meeting shall act as the scrutineer and shall count the votes. Whether or not a vote by a show of hands has been previously held on a matter, the outcome of the secret ballot shall be presumed to represent the resolution of the meeting with respect to such matter.

19.          Written Resolutions

Written resolutions signed by all the shareholders entitled to vote thereon at meetings of shareholders shall have the same value as if they had been adopted at such meetings. A copy of such resolutions shall be kept with the minutes of the meetings of shareholders.

20.          Meetings of Shareholders not Otherwise Entitled to Vote

When the Act provides that the holders of a class or series of shares are entitled to vote despite the fact that these shares do not ordinarily carry the right to vote, the provisions hereinabove relating to meetings of shareholders shall apply mutatis mutandis.

21.          Sole Shareholder or Holder

If the Company has only one shareholder, or only one holder of shares of a given class or series, such shareholder or holder, present in person or by proxy, shall constitute the quorum and the meeting.

ARTICLE IV

DIRECTORS

1.             Number

Subject to subsequent amendments made in accordance with the Act:

1.1           the Company shall be managed by a Board comprised of a fixed or variable number of members as provided for in the constituting act;

1.2           if the number of members is variable, such number shall be determined from time to time by resolution of the Board or by ordinary resolution of the shareholders, but a reduction in the number of members shall not result in the reduction of the term of office of the directors then holding office.

2.             Eligibility

Except as otherwise provided for in the articles, a person need not be a shareholder in order to be a director of the Company. A director shall be at least eighteen years old.

3.             Election and Term of Office

Unless otherwise provided for in the constituting act or a By-law of the Company, the directors shall be elected by the shareholders at the annual general meeting; incumbent directors shall be eligible for re-election. If the election of directors is not held at the annual general meeting, it may be held at any subsequent special general meeting duly called for such purpose. Incumbent directors shall remain in office until their successors are elected.

4.             Vacancies

As long as there is a quorum, the directors in office may act even if there is a vacancy on the Board; they may also elect a new director to fill a vacancy. The shareholders entitled to vote shall also be entitled to elect directors in the event of a vacancy at any special general meeting at which such vacancy shall have been created or at any special general meeting duly called to fill such vacancy. If, as a result of vacancies, the number of directors in office is less than the quorum, a special general meeting shall be called in accordance with the provisions of section 2 of Article III of these By-laws.

5.             Remuneration

The directors may set their remuneration as well as the remuneration of the Officers or other representatives of the Company. The directors shall be entitled to be reimbursed for the travelling expenses incurred by them in order to attend Board meetings and for the other expenses incurred by them in relation to the affairs of the Company.

6.             End of Term of Office

A director’s term of office shall terminate if he ceases to be eligible, namely:

6.1           if the director dies or resigns;

6.2           if he is removed by the shareholders who have the exclusive right to elect him;

6.3           if the director declares bankruptcy, becomes insolvent or enters into an arrangement with his creditors;

6.4           if he is interdicted; or

6.5           if he is of unsound mind or is declared incapable by a court in another province or country.

However, an act performed in good faith by a disqualified director shall be valid.

7.             Resignation

A director shall be entitled to submit his resignation in writing at any time. It shall take effect on the date it is sent to the Company or on the date mentioned therein, whichever is later.

8.             Removal

The shareholders entitled to elect the directors may, with or without cause, remove the directors by ordinary resolution at a special general meeting of the shareholders duly called for such purpose. A director who is to be removed shall be informed of the place, date and time of the meeting within the same time limit as prescribed for calling the meeting. He may attend and speak at the meeting or, in a written statement read by the chairman of the meeting, set forth his reasons for opposing the resolution proposing his removal.

9.             Liability of Directors and Officers

No director or Officer of the Company shall be liable for the losses, expenses or damages suffered or incurred by the Company while he holds office, unless they result from his own gross negligence or voluntary omission.

10.          General Powers of the Directors

The directors shall have the general power to do all things relating to the control and management of the affairs of the Company which are not contrary to the Act or the By-laws.

11.          Disclosure of Interests

No director shall be required to resign because he has an interest in a contract with the Company, whether such interest is personal or in his capacity as partner in a partnership or shareholder in a corporation. However, he shall disclose his interest to the Board.

12.          Opinion of Expert

A director or other Officer shall be presumed to have acted with appropriate skill and with prudence and diligence if he relies on the opinion or report of an expert to make a decision.

ARTICLE V

BOARD MEETINGS

1.             Regular Meetings

The Board shall, immediately following the annual general meeting of shareholders and immediately following a special general meeting of shareholders at which directors are elected, hold a meeting without notice, said meeting to be held at the same place as the meeting of shareholders and for the purpose of electing or appointing the new Officers of the Company, if applicable, and for transacting any other business placed before the Board.

2.             Other Meetings

The Board may meet at any time and in any place, upon a meeting being called by the chairman of the Board, the president of the Company, one of the vice-presidents, the secretary or two directors, provided that a notice is duly given to each director, or if no notice is given, provided all the directors are in attendance or have given a written waiver of the notice of meeting.

3.             Notice of Meeting

Meetings of the Board shall take place as often as the chairman of the Board, the president or two other directors, acting jointly, deem necessary. The notice of meeting shall be sent by mail or telegram to the last known address of the directors, or it may be given verbally. The deadline for calling a meeting shall be 48 hours. Every director may give a written waiver of the notice of meeting; his attendance at the meeting shall constitute a waiver, unless he attends specifically for the purpose of objecting to the meeting on the ground that it was not lawfully called. A meeting may be held without a prior notice if all the directors are in attendance or have waived the notice of meeting or if the absent directors have given their consent to the holding of the meeting without a notice of meeting. The meeting of the Board which follows immediately after the annual meeting of shareholders may take place without a notice of meeting.

4.             Quorum

Quorum at meetings of the Board shall be constituted by a majority of the number of directors established by resolution of the Board or the shareholders.

5.             Adjournment

Whether or not there is a quorum at a meeting of the Board, such meeting may be adjourned at any time by a majority vote of the directors in attendance, and such meeting, as adjourned, may take place without the need to call it again.

6.             Votes

A matter submitted to a meeting of the directors shall be decided by a majority vote. If the votes are split equally, the chairman of the meeting shall not have a second or casting vote.

7.             Chairman of the Board

The chairman of the Board, if there is one, shall preside over meetings of the Board. If there is no chairman of the Board or if he cannot act, the president of the Board of the Company shall preside over meetings of the Board.

If the chairman of the Board and the president of the Company cannot act, a vice-president or, failing same, a director elected by the Board shall preside over the meeting.

8.             Secretary of the Meeting

The secretary shall act as secretary of the meeting or, in the absence of the secretary, an assistant secretary shall take on this function or, in the absence of an assistant secretary, a person designated by the chairman of the meeting shall take on this function.

9.             Waiver of Notice

A director may, by written notice, fax, telegram, cablegram or telex, waive any notice of meeting of the Board either before or after the meeting is held. His attendance at the meeting shall constitute a waiver, unless he attends specifically for the purpose of objecting to the meeting on the ground that it was not lawfully called.

10.          Validity of Acts Performed by the Directors

Notwithstanding that it is subsequently discovered that there was an irregularity in the manner of electing or appointing a director or a person acting in such capacity or that one or more of the members of the Board had been disqualified, all acts performed by the Board or any person acting in the capacity of director shall be as valid as if each of the said persons had been duly elected or appointed or had been qualified to be a director.

11.          Written Resolutions

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board shall be as valid as if it had been passed at the said meeting. A copy of such resolutions shall be kept with the minutes of the deliberations of the Board.

12.          Procedure

The chairman of the meeting shall see to the conduct of the meeting, shall submit to the Board the proposals to be voted on and, in general, shall apply the procedures governing deliberative assemblies in a fair and impartial manner. If the chairman of the meeting fails to submit a proposal, a director may do so himself prior to the end or adjournment of the meeting and, if such proposal falls within the jurisdiction of the Board, the Board shall be seized thereof without any seconder being required for the proposal. In this regard, the agenda for a meeting of the Board shall be presumed to provide for a period during which the directors may submit their proposals.

13.          Participation By Telephone

The directors may, if they all consent participate in a meeting of the Board by such means, particularly by telephone, as permit all persons participating in the meeting to hear each other. They shall then be deemed have attended the meeting.

ARTICLE VI

COMMITTEES

1.             Appointment

The directors may create committees from time to time as they see fit, but such committees shall only be advisory committees.

ARTICLE VII

OFFICERS AND AGENTS

1.             Officers

The Board shall elect or appoint the Officers it deems necessary. These Officers may be: a president of the Company, a chairman of the Board, one or more vice-presidents, a secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers, a secretary-treasurer, a general manager and such other Officers as the Board may appoint.

2.             Holding of More than One Position

An Officer may hold more than one office, provided, however, that the same person shall not hold the office of president and vice-president of the Company.

3.             Election or Appointment of Officers

If the Board must elect or appoint new Officers following the election of new directors, it shall do so at a meeting held immediately after the annual general meeting or special general meeting at which the new directors were elected. However, if such election or appointment does not take place, the incumbent Officers shall remain in office until their successors are elected or appointed.

4.             Term of Office

Unless the Board otherwise instructs at the time of the election or appointment of the Officers, they shall hold office as of their election or appointment until they are replaced.

5.             Resignation and Removal of Officers

An Officer may resign at any time by submitting his written resignation to the president or secretary of the Company or to the directors at a meeting of the Board. An officer may be removed at any time, with or without cause, by resolution of the Board.

6.             Vacancies

The Board shall fill vacancies among the Officers of the Company.

7.             Remuneration

The remuneration of the Company’s Officers shall be set by the Board or, failing such decision, by the Company’s president, subject to the provisions of any contract of employment.

8.             Powers and Duties of Officers

Unless otherwise provided in the Act or the By-laws, each Officer shall carry out the duties and exercise the powers ordinarily attached to his position as well as all duties and powers conferred upon him from time to time by the Board.

9.             President of the Company

Unless the Board orders otherwise and subject to the supervision of the latter, the president of the Company shall be responsible for the administration of the Company’s affairs. He shall preside over meetings of the Board at which he is present, unless a chairman of meetings or a chairman of the Board has been elected and is in attendance.

10.          Chairman of Meetings

If there is a chairman of the Board in office, he shall, as of right, preside over meetings of shareholders and meetings of the Board.

11.          Chairman of the Board

If there is a chairman of the Board in office, he shall, as of right, preside over meetings of the Board and meetings of shareholders.

12.          Vice-President

If the chairman of the Board, the chairman of meetings or the president of the Company is absent, or if they are unable to act, the vice-president - finance or another vice-president, if he is a director, shall preside over meetings of the Board. Moreover, a vice-president shall exercise the other functions attributed to him from time to time by the Board.

13.          Secretary

The secretary shall attend meetings of shareholders and meetings of the Board and shall prepare the minutes and place them in the appropriate books. He shall give notice of such meetings of directors and meetings of shareholders. He shall be the keeper of the Company’s seal, registers, books, documents and records. Moreover, he shall exercise the other functions attributed to him from time to time by the Board. He shall answer and report to the Board.

The secretary shall be an assistant treasurer ex officio.

14.          Treasurer

The treasurer shall receive the sums paid to the Company. He shall deposit them on behalf of and to the credit of the Company with a financial institution chosen by the Board. He shall keep or cause to be kept, at the Company’s office, books and registers containing a complete and detailed statement of transactions affecting the Company’s financial situation. Upon request from a director of the Company, he shall also be required to show him these books, registers and financial records during working hours. Moreover, he shall exercise the other functions attributed to him from time to time by the Board. He shall answer and report to the Board.

The treasurer shall be an assistant secretary ex officio.

15.          Assistant Secretary

An assistant secretary shall carry out the duties and exercise the powers attributed to him from time to time by the Board or the secretary. He shall answer and report to the secretary. If the secretary is absent, the assistant secretary shall give the notices of meetings of shareholders and meetings of the Board; he shall then act as secretary at such meetings of shareholders and meetings of the Board.

16.          Assistant Treasurer

An assistant treasurer shall carry out all the duties and exercise all the powers attributed to him from time to time by the Board or the treasurer. He shall answer and report to the treasurer.

17.          Secretary-Treasurer

The Board may, by resolution, appoint a secretary-treasurer who shall carry out the functions attributed to the secretary and to the treasurer.

18.          General Manager

The Board may, by resolution, appoint a general manager of the Company. It shall determine his remuneration and define his functions.

19.          Agents

The Board may, by resolution, from time to time and at any time, appoint a mandatary for the Company upon the conditions it determines. The mandatary may be authorized by the Board to delegate all or part of the powers conferred upon him. Unless the directors decide otherwise, two Officers shall be entitled to sign, for and on behalf of the Company, a power of attorney form and give it to the mandatary appointed by resolution of the Board. Upon request, the company’s seal may be affixed to the power of attorney form.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.             Indemnification Relating to the Liability of the Company’s Directors and Senior Executives

Subject to the conditions, exceptions, exclusions and limits hereinafter set forth and subject to the approval of the court in the circumstances contemplated in section 123.88 of the Companies Act (Québec), each director or senior executive of the Company as well as each person who acts in the capacity of director or senior executive of a subsidiary of the Company, of a company subject to significant influence by the Company, of a subsidiary of a subsidiary or a subsidiary of a company subject to significant influence by the Company pursuant to a mandate from the Company to represent it or protect its interests in such subsidiary or company subject to significant influence (the “Directors and Senior Executives”) and that person’s heirs, testamentary executors, assigns and other legal representatives, as well as his property and assets, respectively, shall be indemnified and held harmless, as necessary and at all times, using the funds of the Company, from and against any amount that such Director or Senior Executive may legally be required to pay or disburse as damages, costs, charges or expenses of any kind whatsoever or resulting from of a claim, action, proceeding or procedure instituted or exercised against him by reason of acts or omissions, facts or steps taken or permitted by him, now and forever, in the exercise or for the performance of his functions, excluding, however, the damages, costs, charges and expenses mentioned hereinabove (i) resulting from his own fraudulent, deceitful or criminal conduct or his voluntary omission, or (ii) payable or refundable to such Director or Senior Executive under any insurance policy then in effect and covering such risk, whether or not the premiums for such policy have been paid by the Company; and the Company hereby accepts the indemnification provided for in this By-law if and only if: (i) the said Director or Senior Executive of the Company acted with integrity and in good faith in the best interests of the Company, and (ii) as regards criminal or administrative proceedings leading to the payment of a fine, the Director or Senior Executive had good reasons to believe that his conduct complied with the Act. Notwithstanding that proceedings are well founded, the Company shall finance the costs, charges and expenses of each Director and Senior Executive until such Director or Senior Executive is acquitted as regards any criminal or administrative proceedings or until final judgment has been rendered as regards civil proceedings; if he is convicted or, in the case of civil proceedings, if the evidence collected indicates that he is not entitled to the indemnification provided for in this By-law, he shall repay such costs, charges and expenses to the Company upon request.

ARTICLE IX

SEAL

1.             Description

The Corporation shall have a seal with its name or registration number engraved on it. The seal shall be adopted by resolution of the directors. It shall be authenticated by the signature of the Company’s president or secretary.

ARTICLE X

SHARE CAPITAL, SHARE CERTIFICATES AND SHARE TRANSFERS

1.             Allotment of Shares

The shares in the share capital of the Company may be allotted at the times, in the manner, to the persons or classes of persons and subject to the terms and conditions as the directors may determine from time to time by resolution.

2.             Company Book

The Company shall keep a book at its head office containing the following:

2.1           its articles and By-laws as well as the most recent notice of the address of its head office and the most recent list of its directors;

2.2           the minutes of the meetings and the written resolutions of the shareholders and the directors;

2.3           the surname and given name of each director, with an indication, for each term of office, of the date on which it begins and the date on which it ends;

2.4           the names, alphabetically arranged, and the most recent known address of the persons who own or have owned shares;

2.5           the number of shares held by such persons;

2.6           the date and details of each issuance and transfer of shares; and

2.7           the amount, if any, owing on each share.

3.             Minutes of the Meetings of Directors

The directors shall also keep a register of their deliberations and the written resolutions in lieu thereof.

4.             Share Certificates

Every shareholder shall be entitled to obtain, at no cost, one or more certificates representing the shares registered in his name, provided that as regards shares held jointly by more than one person, the Company shall not be required to issue more certificates than if the shares were held by one person. The form of the certificates shall be approved by the directors.

The Company’s seal or a facsimile thereof may appear on each of the certificates issued by the Company. The certificates shall be signed manually by the Company’s chairman of the Board or president, and by its secretary or assistant secretary. If a transfer agent or registrar has been appointed with respect to any class of shares of the Company, it shall affix its countersignature manually on all certificates representing these shares and the signatures of the Company’s chairman of the Board or president, and its secretary or assistant secretary may be printed, engraved or otherwise reproduced on the share certificates and shall avail for all legal purposes as their actual signature. Each certificate shall state the number of shares in respect whereof it is issued.

Certificates shall be issued in numerical order.

5.             Register of Transfers

The secretary or another Officer, or any other person designated from time to time by the Board, shall keep a register of transfers approved by the directors. Such register shall be kept at the Company’s head office or, if applicable, at the offices of the Company’s transfer agent.

The Company may provide for transfer agents and registrars to keep regional registers of transfers at such places, in Québec or elsewhere, as the Board may determine.

The register of transfers shall contain details of the transfers recorded in the regional registers of transfers, in the same manner as transfers effected at the Company’s head office.

6.             Registered Holder

Subject to the provisions of the Act, the Company shall be entitled to consider the registered holder of a share as the absolute owner thereof; consequently, the Company shall not be required to acknowledge the claims made by a third party as regards the latter’s rights in and to the said share.

7.             Transfer Agent and Registrar

The Board may appoint an individual or a legal person to act as transfer agent and registrar for the shares of the Company or for a class of such shares.

ARTICLE XI

FINANCIAL YEAR, OFFICES AND DIVIDENDS

1.             Financial Year

The Company’s financial year shall end each year on the last day of April.

2.             Offices

The Company may establish offices in Québec or elsewhere as the directors may decide from time to time by resolution.

3.             Dividends

The Board may determine, in advance, a date not more than thirty (30) days before the payment date of a dividend or the date of issuance of subscription rights or other securities conferring the right to subscribe for shares or securities of the Company, which date shall be the Record Date for determining the persons entitled to receive payment of such dividend or exercise the right to subscribe for such shares or securities and receive the instrument evidencing such right, as the case may be, notwithstanding the fact that a transfer of shares has occurred after the Record Date.

The directors may declare dividends payable in cash, in property or in fully paid shares and pay same to the shareholders in accordance with their rights and interests. A cash dividend shall be paid to a shareholder by cheque or money order sent by mail to the address set forth in the Company’s registers or, in the case of shares held jointly, to the address of the person listed first in the Company’s registers as being one of the shareholders of such shares. The cheques or money orders shall be payable to the order of the registered holder and, in the case of joint holders, it shall be payable to the order of all of them jointly. The cheques and money orders shall be sent at the risk and peril of the recipients. No unpaid dividends shall bear interest.

ARTICLE XII

NEGOTIABLE INSTRUMENTS, CONTRACTS, VOTING OF
SHARES AND JUDICIAL DECLARATIONS

1.             Cheques, Bills of Exchange

Cheques, bills of exchange, promissory notes and other negotiable instruments shall be signed by the person or Officer designated by the Board. Unless there is a resolution of the Board to the contrary, all endorsements of cheques, bills of exchange, promissory notes or other negotiable instruments which are payable to the Company shall be made for purposes of collection and deposit to the credit of the Company at a duly authorized financial institution. Endorsements may be made by means of a stamp or other contrivance.

2.             Submission of Contracts or Transactions for Shareholder Approval

The Board may, at its discretion, submit a contract, instrument or transaction for approval, ratification or confirmation at an annual general meeting or special general meeting of shareholders called for such purpose. A contract, instrument or transaction approved, ratified or confirmed by resolution adopted by a majority of the votes cast at the meeting (unless the Act, the constituting act or a By-law of the Company imposes different or additional requirements) shall have the same value and be binding upon the Company and its shareholders as if the approval, ratification or confirmation had originated from each of the Company’s shareholders.

3.             Contracts

In order to be binding upon the Company, contracts and other documents which require the signature of the Company shall be signed by the chairman of the Board, the president, a vice-president, the secretary or the treasurer. However, the Board may, by resolution, authorize any person to sign documents or contracts in general or a particular document or contract, for and on behalf of the Company. Furthermore, the Board may, by resolution, authorize any person to sign, as part of the performance of his functions within the Company, certain contracts or other documents for and on behalf of the Company, provided that, before signing any such contract or document, the said person has received the written approval of one of the following persons: the chairman of the Board, the president or a vice-president to whom the person reports.

4.             Voting Shares of Other Bodies Corporate

Unless the Board decides otherwise, the chairman of the Board of the Company shall have the power and authority to do the following on behalf of the Company:

4.1           attend, act and vote at the meetings of shareholders of a joint-stock company in which the Company may, from time to time, hold shares, and exercise at such meetings of shareholders all the rights and powers attaching to the ownership of such shares, as if he were the owner thereof; or

4.2           grant one or more powers of attorney authorizing other persons to act in the manner set forth hereinabove.

The directors may, from time to time, confer the same powers upon any other person.

5.             Judicial Declarations

The president of the Company, the chairman of the Board, a vice-president, the secretary, the treasurer, the secretary-treasurer, an assistant treasurer, an assistant secretary or a director shall be authorized pursuant hereto to do the following:

5.1           provide, on behalf of the Company, declarations regarding garnishment proceedings, before or after judgment, and answer to all examinations on articulated facts and other procedures which may be necessary with respect to a dispute regarding the Company;

5.2           file applications for dissolution or winding-up or file petitions in bankruptcy against the Company’s debtors and grant powers of attorney relating to such procedures; and

5.3           represent the Company at meetings of the creditors in which the Company has interests to safeguard and vote and make relevant decisions at such meetings.

However, the Board may, by resolution, appoint other persons to represent the Company for the above-mentioned purposes.

President	Secretary

[signed] illegible	[signed] illegible
Mr. Alain Bouchard	Mr. Richard Fortin

ACTIDEV INC.

GENERAL BY-LAWS

BY-LAW NUMBER 2

BORROWING

1.                             The directors of the Company may, whenever they deem appropriate:

(a)           borrow money upon the credit of the Company, for such amounts and under such conditions as they deem appropriate, by obtaining loans or advances or by way of overdraft or otherwise;

(b)           hypothecate or pledge all or part of the Company’s immovables or otherwise encumber the Company’s movable property, or give all such guarantees to secure the payment of loans made other than by the issuance of bonds as well as the payment or performance of any other debt, contract or obligation of the Company;

(c)           issue bonds, debentures, unsecured debentures or other securities of the Company for such amounts and under such conditions as they deem appropriate and pledge or sell same for such sums and at such price as they deem appropriate;

(d)           hypothecate, pledge or otherwise encumber the property of the Company, whether movable or immovable, now owned or hereafter acquired, in order to secure payment of any such bonds or other securities, or give only part of such guarantees for such purposes; and create the above-mentioned hypothec or pledge by trust deed, in accordance with sections 27 et seq. of the Special Corporate Powers Act (R.S.Q. 1977, c. P-16), or in any other manner;

(e)           delegate, by resolution or by-law, to any director or senior executive of the Company, each and every one of the powers conferred hereby upon the board of directors.

SCHEDULE ”A”

BY-LAW NUMBER 1991-1

AMENDING THE BY-LAW NUMBER ONE

BEING THE GENERAL BY-LAWS OF THE COMPANY

Section 6 of By-Law number 1, is repeated and amended as follows:

SECTION SIX

COMMITTEES

6.1           COMMITTEES OF THE BOARD OF DIRECTORS.       The Board of Directors may create a committee of the Board, whatever its name, and delegate to the committee powers vested in the Board of Directors except those powers that, pursuant to the law, such committee can not exercise.

6.2           EXECUTIVE COMMITTEE. Among the committees that the Board of Directors may create, the Board may create an executive committee composed of at least three members who shall stay in office as long as the Board of Directors may determine provided that they have not ceased to be directors. Subject to section 6.1, the executive committee is, between the meetings of the Board, vested with all powers and authority of the Board of Directors. Any actions of the executive committee and the minutes of its meeting shall be communicated to the Board of Directors at its next meeting but all the rights conceded and all obligations assumed under the authority of the executive committee shall be valid and binding upon the Company.

6.3           AUDIT COMMITTEE.        The Board may elect within itself an audit committee which shall be composed of at least three directors. Members of the audit committee shall stay in office as long as the Board may determine provided that they have not ceased to be directors.

6.4           DEBATES.            Subject to paragraph 13, section 5, the powers of a committee of the Board of Directors may be exercised at any meeting where a quorum is reached or by a written resolution signed by all the members of such committee entitled to vote on that resolution at a meeting of such committee.

6.5           PROCEDURES.     Except if the Board decides otherwise, each committee has the power to fix its quorum but to not less than the majority of its members, to elect its chairman and to fix rules of proceedings.

********************

BY-LAW NUMBER 1994-1

OF THE COMPANY ACTIDEV INC.

BY-LAW AMENDING THE NAME OF THE

COMPANY ACTIDEV INC.

BE IT RESOLVED THAT:

1.             The current name of the Company, ACTIDEV Inc., be replaced by the following name:

ALIMENTATION COUCHE-TARD INC.

2.             Mr. Richard Fortin, director and vice-president - finance and secretary of the Company, be mandated and authorized to sign all documents and he is hereby ordered to take all measures and all steps which are necessary or desirable in order to give effect to this By-law.

3.             If the board of directors deems it appropriate and in the interest of the Company, it shall be authorized to annul this By-law before it is acted upon, without further approval of the shareholders.

ADOPTED by the board of directors of the Company on July 11, 1994 and APPROVED and RATIFIED by the shareholders on August 29, 1994.

[signed] illegible
Richard Fortin, Secretary

BY-LAW NUMBER 1994-2

OF THE COMPANY ACTIDEV INC.

BY-LAW AMENDING THE SHARE CAPITAL OF THE
COMPANY ACTIDEV INC.

Schedule I of the articles of amalgamation of ACTIDEV INC. dated May 1, 1988 is amended as follows:

I.              First-ranking preferred shares issuable in series and second-ranking preferred shares issuable in series are hereby created, each class having an unlimited number.

II.            An unlimited number of no par value multiple voting shares are hereby created.

II.            An unlimited number of no par value subordinate voting shares are hereby created.

IV.           The no par value common shares of the authorized share capital of the Company which are currently issued and outstanding are hereby converted into no par value multiple voting shares on the basis of one issued and outstanding common share per multiple voting share.

V.            The common shares of the authorized share capital of the Company, of which no shares will be issued and outstanding after the conversion of the common shares into multiple voting shares, are hereby cancelled.

VI.           Holders of common shares issued by the company before this amendment shall, upon delivery of certificates representing such shares, be entitled to receive new share certificates for the multiple voting shares, unless such shares have been cancelled, as the case may be.

SUCH THAT, after a certificate of amendment ratifying these articles of amendment has been obtained, the authorized share capital of the Company shall henceforth be comprised of an unlimited number of first-ranking preferred shares issuable in series, an unlimited number of second-ranking preferred shares issuable in series, an unlimited number of multiple voting shares and an unlimited number of subordinate voting shares, of which only 8,095,809 multiple voting shares shall be issued and outstanding as fully paid and non-assessable.

The rights, privileges, conditions and restrictions attaching, respectively, to the first-ranking preferred shares issuable in series, the second-ranking preferred shares issuable in series, the multiple voting shares and the subordinate voting shares shall be as follows:

1.             FIRST-RANKING PREFERRED SHARES

As a class, the no par value first-ranking preferred shares (hereinafter referred to as the “first-ranking preferred shares”), shall have the following rights, privileges, conditions and restrictions:

1.1           The first-ranking preferred shares may be issued in one or more series, with each series having such designation and such number of first-ranking preferred shares as may be determined by the board of directors of the Company prior to their issuance.

1.2           Subject to the following provisions and subject to the provisions of the Companies Act, the board of directors of the Company shall, prior to the issuance of the first-ranking preferred shares of each series, establish the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares of that series, including, without limiting the generality of the foregoing:

(i)            the rate, amount or method for calculating the dividends, which dividends may be fixed or variable, cumulative or non-cumulative, payable in cash, in kind or in shares of the Company, the currency or currencies for payment of the dividends if they are payable in cash, the date or dates as well as the location of payment of the dividends and the date or dates as of which such dividends shall accrue;

(ii)           if applicable, the right of the Company to purchase or redeem the first-ranking preferred shares of that series, as well as the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iii)          if applicable, the right of holders of first-ranking preferred shares of that series to force the Company to purchase or redeem their shares, the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iv)          if applicable, the provisions relating to the right of holders of first-ranking preferred shares of that series to offer their shares for sale to the Company and to force the Company to effect the purchase; and

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(v)           if applicable, the right to convert or exchange first-ranking preferred shares;

the whole, subject to the articles of amendment establishing the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares of that series and subject to the issuance of a certificate of amendment giving effect thereto.

1.3           As regards the payment of dividends, the first-ranking preferred shares shall have priority over the second-ranking preferred shares, the multiple voting shares, the subordinate voting shares and the other classes of shares ranking after the first-ranking preferred shares and no dividend (except for a dividend payable in second-ranking preferred shares, multiple voting shares, subordinate voting shares or shares of another class of shares ranking after the first-ranking preferred shares of the Company) shall be declared, paid or set aside for payment on the second-ranking preferred shares, the multiple voting shares, the subordinate voting shares or the shares of another class of shares of the Company ranking after the first-ranking preferred shares, and the Company shall not purchase or call for redemption a number of first-ranking preferred shares which is lower than the total number of first-ranking preferred shares then outstanding, second-ranking preferred shares, multiple voting shares, subordinate voting shares and any other shares of the Company ranking after the first-ranking preferred shares, (i) unless, on the date such purchase or call for redemption is declared, all cumulative dividends, including the dividend for the most recent complete period for which such cumulative dividends are payable, have been declared and paid or set aside for payment to each series of first-ranking preferred shares with a cumulative dividend then issued and outstanding and, (ii) unless all declared and unpaid non-cumulative dividends have been paid or set aside for payment to each series of first-ranking preferred shares with a non-cumulative dividend then issued and outstanding.

1.4           Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of first-ranking preferred shares shall have the right to receive the following before any amount is paid or any assets of the Company are distributed to the holders of second-ranking preferred shares, the holders of multiple voting shares, the holders of subordinate voting shares or the holders of any other class of shares of the Company ranking after the first-ranking preferred shares,

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(i)            the amount of the Company’s stated capital account for the said first-ranking preferred shares as well as, with respect to first-ranking preferred shares with a cumulative dividend, all unpaid cumulative dividends (which dividends shall, for such purposes, be calculated as if such dividends had accrued from day to day since the expiry of the most recent period for which cumulative dividends were paid up to and including the distribution date) and, with respect to first-ranking preferred shares with a non-cumulative dividend, all declared and unpaid non-cumulative dividends,

(ii)           if the dissolution, winding-up or distribution is carried out voluntarily, an additional amount equal to the premium, if any, which would have been payable upon the redemption of such first-ranking preferred shares if the Company had called for their redemption on the distribution date or, if the said first-ranking preferred shares could not have been redeemed on that date, an additional amount equal to the highest premium, if any, which could have been paid upon the redemption of such first-ranking preferred shares.

Once the amounts so payable to holders of first-ranking preferred shares have been paid to them, such holders shall not have the right to participate in any other distribution of the Company’s assets.

1.5           The first-ranking preferred shares of each series shall rank equally with the first-ranking preferred shares of all other series as regards the payment of dividends and the distribution of assets upon the dissolution or winding-up of the Company or upon any other distribution of the Company’s property among its shareholders with a view to winding-up its affairs, provided, however, that if the assets are insufficient to fully pay all amounts owed on all the first-ranking preferred shares, the assets shall be distributed pro rata among the holders of first-ranking preferred shares then outstanding, in accordance with their respective rights, first for the repayment of the amount of the Company’s stated capital account for the first-ranking preferred shares of each series and for the payment of the premium on capital, if applicable, then for the payment of accrued but unpaid cumulative dividends and declared but unpaid non-cumulative dividends.

1.6           Save as specifically provided for hereinbelow or as provided for in the Companies Act, holders of first-ranking preferred shares shall not be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat.

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1.7           Unless the holders of first-ranking preferred shares, acting as a class, provide their prior approval in accordance with the following terms and conditions (in addition to the approvals which may be required under the Companies Act), the Company shall not: (i) create or issue shares ranking prior to the first-ranking preferred shares, nor (ii) create or issue any new series of first-ranking preferred shares or shares ranking equally with the first-ranking preferred shares, except if, on the date of the creation or issuance, all the cumulative dividends, including the dividend for the most recently elapsed period for which such cumulative dividends are payable, have been declared or paid or set aside for purposes of distribution with respect to each series of first-ranking preferred shares with a cumulative dividend issued and outstanding on that date, or if all declared but unpaid non-cumulative dividends have been paid or set aside for purposes of distribution with respect to each series of first-ranking preferred shares with a non-cumulative dividend issued and outstanding on that date.

1.8           The provisions set forth in sections 1.1 to 1.7, inclusively, as well as in this section 1.8 may be repealed, amended, deleted or increased in whole or in part by articles of amendment and by the issuance of a certificate of amendment giving effect thereto, but only after the approval of holders of first-ranking preferred shares has been obtained in the manner set forth hereinafter, in addition to all other approvals required under the Companies Act.

For all matters mentioned hereinabove, the approval of holders of first-ranking preferred shares may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by or on behalf of holders of first-ranking preferred shares at a meeting of such shareholders duly constituted to consider the subject matter of such resolutions, on the basis of one vote per first-ranking preferred share held in the share capital of the Company, or by a resolution signed by all the holders of first-ranking preferred shares.

If the repeal, amendment, deletion or increase of the provisions set forth hereinabove affects the rights of holders of a series of first-ranking preferred shares in a manner that differs from the manner in which the rights of holders of first-ranking preferred shares of any other series are affected, such repeal, amendment, deletion or increase shall, in addition to requiring the approval of the holders of first-ranking preferred shares in the manner set forth hereinabove, require the approval of holders of first-ranking preferred shares of the series so affected; in such a case, the provisions of section 1.8 hereof shall apply, mutatis mutandis, to such approval.

5

Notwithstanding any contrary provision hereof, the Company may from time to time, subject to the approval of the holders of first-ranking preferred shares of the series to be affected and subject to the provisions of the Companies Act (but without having to obtain the approval of holders of second-ranking preferred shares, holders of multiple voting shares, holders of subordinate voting shares or holders of shares ranking after the first-ranking preferred shares), amend any provision relating to such series of first-ranking preferred shares.

Such approval may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by holders of first-ranking preferred shares of the said series. The meeting shall be held in accordance with the terms and conditions of this section 1.8 which shall apply, mutatis mutandis.

Any meeting of shareholders at which holders of first-ranking preferred shares are required or entitled to vote pursuant to the Companies Act shall, except where the articles of the Company stipulate otherwise, be called and held in accordance with the by-laws of the Company. If a quorum is not present at a meeting within a half hour after the time set for the meeting, the meeting shall be adjourned to a subsequent date which is at least 15 days later, at such time and place as the chairman of the meeting may determine. A notice of at least 7 days shall be given as regards the adjourned meeting, but the purpose of the original meeting need not be set out in the notice. At the adjourned meeting, holders of first-ranking preferred shares who are present or represented by proxy may transact the business for which the original meeting had been called.

2.             SECOND-RANKING PREFERRED SHARES

As a class, the no par value second-ranking preferred shares (hereinafter referred to as the “second-ranking preferred shares”), shall have the following rights, privileges, conditions and restrictions:

2.1           The second-ranking preferred shares may be issued in one or more series, with each series having such designation and such number of second-ranking preferred shares as may be determined by the board of directors of the Company prior to their issuance.

2.2           As a class, the second-ranking preferred shares shall rank below the first-ranking preferred shares as regards the payment of dividends and the distribution of property upon the dissolution or winding-up of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs and they shall be subordinated in every respect to the rights, privileges, conditions and

6

restrictions attaching to the first-ranking preferred shares, as a class, and to each series of first-ranking preferred shares.

2.3           Subject to the following provisions and subject to the provisions of the Companies Act, the board of directors of the Company shall, prior to the issuance of the second-ranking preferred shares of each series, establish the rights, privileges, conditions and restrictions attaching to the second-ranking preferred shares of that series, including, without limiting the generality of the foregoing:

(i)            the rate, amount or method for calculating the dividends, which dividends may be fixed or variable, cumulative or non-cumulative, payable in cash, in kind or in shares of the Company, the currency or currencies for payment of the dividends if they are payable in cash, the date or dates as well as the location of payment of the dividends and the date or dates as of which such dividends shall accrue;

(ii)           if applicable, the right of the Company to purchase or redeem the second-ranking preferred shares of that series, as well as the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iii)          if applicable, the right of holders of second-ranking preferred shares of that series to force the Company to purchase or redeem their shares, the purchase or redemption price or the method for calculating such price and the terms and conditions of such purchase or redemption;

(iv)          if applicable, the provisions relating to the right of holders of second-ranking preferred shares of that series to offer their shares for sale to the Company and to force the Company to effect the purchase; and

(v)           if applicable, the right to convert or exchange second-ranking preferred shares;

the whole, subject to the articles of amendment establishing the rights, privileges, conditions and restrictions attaching to the second-ranking preferred shares of that series and subject to the issuance of a certificate of amendment giving effect thereto.

2.4           As regards the payment of dividends, the second-ranking preferred shares shall have priority over the multiple voting shares, the subordinate voting shares and the other classes of shares ranking after the second-ranking preferred shares and no dividend (except for a dividend payable in multiple voting shares, subordinate voting shares

7

or shares of another class of shares ranking after the second-ranking preferred shares of the Company) shall be declared, paid or set aside for payment on the multiple voting shares, the subordinate voting shares or the shares of another class of shares of the Company ranking after the second-ranking preferred shares, and the Company shall not purchase or call for redemption a number of second-ranking preferred shares which is lower than the total number of second-ranking preferred shares then outstanding, multiple voting shares, subordinate voting shares and any other class of shares of the Company ranking after the second-ranking preferred shares, (i) unless, on the date such purchase or call for redemption is declared, all cumulative dividends, including the dividend for the most recent complete period for which such cumulative dividends are payable, have been declared and paid or set aside for payment to each series of second-ranking preferred shares with a cumulative dividend then issued and outstanding and, (ii) unless all declared and unpaid non-cumulative dividends have been paid or set aside for payment to each series of second-ranking preferred shares with a non-cumulative dividend then issued and outstanding.

2.5           Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of second-ranking preferred shares shall have the right to receive the following before any amount is paid or any assets of the Company are distributed to the holders of multiple voting shares, the holders of subordinate voting shares or the holders of any other class of shares of the Company ranking after the second-ranking preferred shares,

(i)            the amount of the Company’s stated capital account for the said second-ranking preferred shares as well as, with respect to second-ranking preferred shares with a cumulative dividend, all unpaid cumulative dividends (which dividends shall, for such purposes, be calculated as if such dividends had accrued from day to day since the expiry of the most recent period for which cumulative dividends were paid up to and including the distribution date) and, with respect to second-ranking preferred shares with a non-cumulative dividend, all declared and unpaid non-cumulative dividends,

(ii)           if the dissolution, winding-up or distribution is carried out voluntarily, an additional amount equal to the premium, if any, which would have been payable upon the redemption of such second-ranking preferred shares if the Company had called for their redemption on the distribution date or, if the said second-ranking preferred shares could not have been redeemed on that date, an additional amount equal to the highest premium, if

8

any, which could have been paid upon the redemption of such second-ranking preferred shares.

Once the amounts so payable to holders of second-ranking preferred shares have been paid to them, such holders shall not have the right to participate in any other distribution of the Company’s assets.

2.6           The second-ranking preferred shares of each series shall rank equally with the second-ranking preferred shares of all other series as regards the payment of dividends and the distribution of assets upon the dissolution or winding-up of the Company or upon any other distribution of the Company’s property among its shareholders with a view to winding-up its affairs, provided, however, that if the assets are insufficient to fully pay all amounts owed on all the second-ranking preferred shares, the assets shall be distributed pro rata among the holders of second-ranking preferred shares then outstanding, in accordance with their respective rights, first for the repayment of the amount of the Company’s stated capital account for the second-ranking preferred shares of each series and for the payment of the premium on capital, if applicable, then for the payment of accrued but unpaid cumulative dividends and declared but unpaid non-cumulative dividends.

2.7           Save as specifically provided for hereinbelow or as provided for in the Companies Act, holders of second-ranking preferred shares shall not be entitled to receive notices of meetings of shareholders of the Company, attend same or vote thereat.

2.8           Unless the holders of second-ranking preferred shares, acting as a class, provide their prior approval in accordance with the following terms and conditions (in addition to the approvals which may be required under the Companies Act), the Company shall not:  (i) create or issue shares ranking prior to the second-ranking preferred shares, nor (ii) create or issue any new series of second-ranking preferred shares or shares ranking equally with the second-ranking preferred shares, except if, on the date of the creation or issuance, all the cumulative dividends, including the dividend for the most recently elapsed period for which such cumulative dividends are payable, have been declared or paid or set aside for purposes of distribution with respect to each series of second-ranking preferred shares with a cumulative dividend issued and outstanding on that date, or if all declared but unpaid non-cumulative dividends have been paid or set aside for purposes of distribution with respect to each series of second-ranking preferred shares with a non-cumulative dividend issued and outstanding on that date.

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2.9           The provisions set forth in sections 2.1 to 2.8, inclusively, as well as in this section 2.9 may be repealed, amended, deleted or increased in whole or in part by articles of amendment and by the issuance of a certificate of amendment giving effect thereto, but only after the approval of holders of second-ranking preferred shares has been obtained in the manner set forth hereinafter, in addition to all other approvals required under the Companies Act.

For all matters mentioned hereinabove, the approval of holders of second-ranking preferred shares may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by or on behalf of holders of second-ranking preferred shares at a meeting of such shareholders duly constituted to consider the subject matter of such resolutions, on the basis of one vote per second-ranking preferred share held in the share capital of the Company.

If the repeal, amendment, deletion or increase of the provisions set forth hereinabove affects the rights of holders of a series of second-ranking preferred shares in a manner that differs from the manner in which the rights of holders of second-ranking preferred shares of any other series are affected, such repeal, amendment, deletion or increase shall, in addition to requiring the approval of the holders of second-ranking preferred shares in the manner set forth hereinabove, require the approval of holders of second-ranking preferred shares of the series so affected; in such a case, the provisions of this section 2.9 shall apply, mutatis mutandis, to such approval.

Notwithstanding any contrary provision hereof, the Company may from time to time, subject to the approval of the holders of second-ranking preferred shares of the series to be affected and subject to the provisions of the Companies Act (but without having to obtain the approval of holders of multiple voting shares, holders of subordinate voting shares or holders of shares ranking after the second-ranking preferred shares), amend any provision relating to such series of second-ranking preferred shares.

Such approval may be given by resolution adopted by at least two-thirds (2/3) of the votes cast by holders of second-ranking preferred shares of the said series. The meeting shall be held in accordance with the terms and conditions of this section 2.9 which shall apply, mutatis mutandis.

Any meeting of shareholders at which holders of second-ranking preferred shares are required or entitled to vote pursuant to the Companies Act shall, except where the articles of the Company stipulate otherwise, be called and held in accordance with the by-laws of the Company. If a quorum is not present at a meeting within a half

10

hour after the time set for the meeting, the meeting shall be adjourned to a subsequent date which is at least 15 days later, at such time and place as the chairman of the meeting may determine. A notice of at least 7 days shall be given as regards the adjourned meeting, but the purpose of the original meeting need not be set out in the notice. At the adjourned meeting, holders of second-ranking preferred shares who are present or represented by proxy may transact the business for which the original meeting had been called.

3.             MULTIPLE VOTING SHARES AND SUBORDINATE VOTING SHARES

3.1           As classes, the no par value multiple voting shares and subordinate voting shares shall have the following rights, privileges, conditions and restrictions.

3.2           Subject to the rights, privileges, conditions and restrictions attaching to the first-ranking preferred shares and the second-ranking preferred shares, the multiple voting shares and the subordinate voting shares shall have the right to participate equally in the property, profits and surplus assets of the Company and, to this end, to receive all dividends declared by the company.

3.3           No split or reorganization of the multiple voting shares or the subordinate voting shares may take place unless, at the same time, the subordinate voting shares or the multiple voting shares, as the case may be, are split or reorganized in the same manner.

3.4           Upon the winding-up or dissolution of the Company or any other distribution of its property among its shareholders with a view to winding-up its affairs, holders of multiple voting shares and holders of subordinate voting shares shall have the right to share equally in the remaining property of the Company, subject, however, to the rights, privileges, conditions and restrictions applicable to holders of first-ranking preferred shares and holders of second-ranking preferred shares.

3.5           Except for an issuance of multiple voting shares resulting from the conversion of subordinate voting shares, in accordance with this Article 3, any issuance of multiple voting shares shall require the approval of the holders of multiple voting shares, subject to the approval of the regulatory authorities. Such approval shall be given by resolution adopted by at least a majority of the votes cast by holders of multiple voting shares at a meeting of such holders or by a resolution signed by all the holders of multiple voting shares.

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Any meeting of shareholders at which holders of multiple voting shares are required to vote pursuant to the Companies Act shall, except where the articles of the Company stipulate otherwise, be called and held in accordance with the by-laws of the Company. If a quorum is not present at a meeting within a half hour after the time set for the meeting, the meeting shall be adjourned to a subsequent date which is at least 15 days later, at such time and place as the chairman of the meeting may determine. A notice of at least 7 days shall be given as regards the adjourned meeting, but the purpose of the original meeting need not be set out in the notice. At the adjourned meeting, holders of multiple voting shares who are present or represented by proxy may transact the business for which the original meeting had been called.

3.6           Unless the context otherwise requires, the following terms shall have the following meaning for purposes of this Article

3.6.1                        “Affiliate” of any designated person shall mean any other person who, directly or indirectly, controls such designated person or is controlled by such designated person or is under the same direct or indirect control; for purposes of this definition, “control”, when used in connection with any designated person, shall mean the power to directly or indirectly manage the administration and affairs of the said person, whether through the right of ownership of voting securities, by contract or otherwise; the word “controlled” shall have the corresponding meaning.

3.6.2                        “Transfer Agent” shall mean the transfer agent or agents for the multiple voting shares and the subordinate voting shares who holds or hold such position at any time whatsoever.

3.6.3                        “Bid Date”, with respect to any Bid, shall mean the date on which a Bid is made.

3.6.4                        “Majority Holder” shall mean, on any given date, one or more of the following persons, namely Les Développements Orano Inc., Alain Bouchard, Richard Fortin, Jacques D’Amours and Réal Plourde and their children, spouses and descendants now born or to be born, if, on such date, one or more the said individuals or a trust patrimony (over which one or more of them has de facto control by contract or otherwise) are the direct or indirect beneficial owners, in any manner whatsoever (including, without limiting the generality

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of the foregoing, by way of intermediary corporations or trusts, by way of executor, administrator or legal representative or otherwise), of such number of outstanding shares of the Company of any class whatsoever allowing them, on that date, to exercise more than 50% of the voting rights attaching to the outstanding shares of all classes of shares of the Company conferring the right to vote on that date.

Every document or certificate to be signed by the Majority Holder for purposes of this Article shall be properly signed if it is signed either by Alain Bouchard, Richard Fortin, Jacques D’Amours or Réal Plourde or, failing same, by one of their duly authorized representatives.

3.6.5                        “Bid” shall mean an offer for the multiple voting shares which, were it made to holders residing in Québec, would be a take-over bid, a securities exchange take-over bid or an issuer bid (within the meaning of the Securities Act (Québec) as currently in force or as subsequently amended or enacted once again), provided, however, that a Bid shall not include an Exempt Bid.

3.6.6                        “Exempt Bid” shall mean:

(a)           a bid made in accordance with section 123 of the Securities Act (Québec), as amended from time to time;

(b)           an identical bid (as regards the price per share and the percentage of outstanding multiple voting shares to be acquired, excluding the shares held immediately before the bid by the offeror or any associate of the offeror, and as regards all other material characteristics) made concurrently in order to acquire the subordinate voting shares, said bid not being subject to any condition other than the right not to take up and pay for the shares tendered if no shares are acquired under the Bid for the multiple voting shares; or

(c)           a bid made by an offeror in the cases contemplated in section 119 of the Securities Act (Québec) or equivalent cases

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contemplated in any provision amending such section, provided, however, that a bid made to holders of multiple voting shares through the facilities of a stock exchange recognized by the Commission des valeurs mobilières du Québec and made in accordance with the rules of that stock exchange shall be made at the same time, at same price and upon the same conditions to all holders of subordinate voting shares in order to be an Exempt Bid; in order to determine whether the price offered to holders of multiple voting shares exceeds the variation margin permitted by the Securities Act (Québec), the average market price of the multiple voting shares shall be presumed to be equal to that of the subordinate voting shares.

3.7           Notwithstanding any other provision of this Article 3, if the Majority Holder ceases to be the Majority Holder, all subordinate voting shares shall immediately be converted into multiple voting shares in the manner provided for in sections 3.10 and 3.11 hereof. In addition to the certificate required pursuant to the provisions of section 3.8 hereof, the Majority Holder shall provide to the Transfer Agent in Québec (i) a copy of each insider report which he must file in accordance with the provisions of the Securities Act (Québec) and (ii) on the day he ceases to be the Majority Holder, a certificate stating that he is no longer the Majority Holder.

3.8           With respect to the provisions of this Article 3, the Majority Holder shall provide to the Company’s Transfer Agent in Québec for the subordinate voting shares a certificate addressed to the said Transfer Agent, between December 1st and 31st of each year, beginning in 1994, which certificate shall state that the Majority Holder is then the beneficial owner of such number of outstanding shares of the Company of any class whatsoever allowing him to exercise more than 50% of the voting rights attaching to the outstanding shares of all classes of shares of the Company conferring the right to vote and setting forth the details of the manner in which such shares are held. If, by December 31st of any given year, the said Transfer Agent has not received such certificate, it shall give a written notice to the Majority Holder informing him of such fact and advising him that if he does not provide such a certificate within sixty (60) days following delivery of the notice, the provisions of Article 3 shall apply.

3.9           If (i) at any time when the Majority Holder is required to provide the certificate required pursuant to the provisions of section 3.8 hereof, the Majority Holder is unable to do so because the facts to be certified

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therein cannot be certified truthfully, or (ii) after the expiry of the time limit provided for in section 3.8, the Majority Holder fails to provide the said certificate, or (iii) the Transfer Agent in Québec determines, following its review of the Majority Holder’s insider reports and the Company’s securities register, that the Majority Holder is no longer the Majority Holder, or (iv) the Transfer Agent in Québec receives from the Majority Holder the certificate referred to in paragraph (ii) of the last sentence of section 3.7 hereof certifying that he is no longer the Majority Holder, then, immediately following the occurrence of one of these events, all the subordinate voting shares shall immediately be converted into multiple voting shares and the Transfer Agent and the Company shall then be bound by the provisions of section 3.10 and 3.11 hereof.

3.10         The Transfer Agent shall, at the Company’s expense, send or have sent to all registered holders of subordinate voting shares, at their respective addresses as set out in the Company’s register of transfers, a notice to the effect that all subordinate voting shares have been converted into multiple voting shares on a one-for-one basis and that the certificates representing the subordinate voting shares may be sent to the Transfer Agent who will issue certificates representing a corresponding number of multiple voting shares, the whole without cost to the holder, except for any taxes which may be payable; however, the failure by a holder of subordinate voting shares to surrender his certificate or certificates representing his subordinate voting shares shall not have the effect of limiting his rights as of the conversion date to be treated as a holder of multiple voting shares.

3.11         The Company shall immediately take all necessary measures to ensure that all the multiple voting shares are listed for trading on each of the stock exchanges on which the subordinate voting shares are then listed for trading if the Company then satisfies the listing conditions of the said stock exchange.

3.12         The subordinate voting shares converted into multiple voting shares pursuant to section 3.7 shall become issued multiple voting shares.

3.13         Except in the case of an Exempt Bid and subject to the provisions of the following sections, if a Bid is made, each subordinate voting share shall, as of the Bid Date and at the option of the holder thereof, become convertible into one multiple voting share, but only for the purpose of allowing the holder to accept the Bid.

3.14         The right set out in section 3.13 to convert the subordinate voting shares may be exercised by written notice sent to the Transfer Agent for the subordinate voting shares at any office of the Transfer Agent at which the transfers of subordinate voting shares may be effected

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and such notice shall be sent together with the certificate or certificates representing the subordinate voting shares in respect whereof the holder wishes to accept the Bid; the notice shall be signed by the holder or his representative and shall specify the number of subordinate voting shares the holder wishes to convert into multiple voting shares for purposes of the Bid; if only part of the subordinate voting shares represented by the certificate or certificates accompanying the notice is to be converted, the holder shall be entitled to receive, at the Company’s expense, a new certificate representing the subordinate voting shares which were included in the certificate or certificates sent, as previously mentioned, and which are not to be converted. The signing and delivery, in good and due form, to the Transfer Agent by a holder of subordinate voting shares of any acceptance form provided with the Bid, together with the certificate or certificates representing the said shares, shall be considered to be a delivery by the said holder to the Transfer Agent of the notice of conversion.

3.15         The fact that a holder of subordinate voting shares gives the notice of conversion provided for in section 3.14 shall make the Transfer Agent the mandatary of such holder for purposes of the Bid and for the purpose of taking all steps to complete the acceptance of the Bid on behalf of the said holder.

3.16         Upon the conversion of subordinate voting shares by a holder under section 3.13, the Company shall ensure that the Transfer Agent issues a certificate in the name of the said Transfer Agent representing the multiple voting shares resulting from the said conversion.

3.17         The right of a holder of subordinate voting shares to convert his shares into multiple voting shares under section 3.13 shall be presumed to have been exercised and the holder of subordinate voting shares to be converted shall be deemed to have become a holder of multiple voting shares for purposes of the Bid on the date or dates of delivery of the certificate or certificates representing the subordinate voting shares to be converted together with the written notice referred to in section 3.14, the whole notwithstanding any delay in the issuance of the certificate or certificates representing the multiple voting shares into which the said subordinate voting shares were converted for purposes of the Bid and subject to the other provisions of this Article 3.

3.18         After the issuance of a share certificate for multiple voting shares in the name of the Transfer Agent, as mandatary of a given holder, as provided for in section 3.16, the Transfer Agent, acting in its own discretion or pursuant to written instructions from the holder, as the case may be, shall take the necessary measures to complete the

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acceptance of the Bid on behalf of the said holder, including depositing the said certificate and all other required documents with the depositary under the Bid. In this regard, the Transfer Agent shall have discretion to insert a legend on the share certificate or attach a written notice thereto to the effect that the multiple voting shares represented by the certificate are subject to certain restrictions and conditions, namely those set forth respectively in sections 3.19, 3.20 and 3.21 hereinbelow.

3.19         Notwithstanding the provisions of sections 3.13 to 3.18 hereinabove, if, before the expiry date of a Bid, less than 50% of the multiple voting shares outstanding immediately before the Bid, other than the multiple voting shares held by the offeror or any associate of the offeror, are tendered in accordance with the Bid,

(a)           the right of conversion set forth in section 3.13 shall be deemed never to have arisen;

(b)           from then on the Transfer Agent shall cease to be the mandatary of the holders of subordinate voting shares for purposes of accepting the Bid;

(c)           the subordinate voting shares converted into multiple voting shares on that date or prior thereto shall be presumed never to have been so converted and to always have been subordinate voting shares, including the shares taken up and paid for by the offeror under the terms of the Bid; and

(d)           the Transfer Agent shall take the necessary steps so that each holder of subordinate voting shares presumed never to have been converted receives one or more certificates representing these subordinate voting shares and it shall make the necessary entries in the Company’s register in order to give effect to the foregoing.

3.20         With respect to any Bid, if, for any reason whatsoever, the offeror does not take up the shares contemplated by the Bid and pay the price thereof, or if the offeror takes up less than the total number of shares tendered for purposes of acceptance of the Bid and only pays for this lesser number of shares, then, notwithstanding the provisions of sections 3.13 to 3.18:

(a)           the subordinate voting shares which had been converted into multiple voting shares for purposes of the Bid and which were not taken up and paid for shall be presumed never to have been converted into multiple voting shares and to always have been subordinate voting shares; and

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(b)           the Transfer Agent shall take the necessary steps so that each holder of subordinate voting shares presumed never to have been so converted receives one or more certificates representing these subordinate voting shares and it shall make the necessary entries in the Company’s register in order to give effect to the foregoing.

3.21         With respect to any Bid, the multiple voting shares resulting from the conversion of subordinate voting shares for purposes of accepting the Bid shall confer upon their holders only one vote per share, notwithstanding the provisions of section 3.34, and they shall be presumed to be subordinate voting shares, notwithstanding the conversion, as regards the right of the holders thereof to receive any dividends paid on the shares of the Company, the whole until the date on which the offeror shall have taken up and paid for the said multiple voting shares under the terms of the Bid or, if applicable, after such date as regards subordinate voting shares taken up and paid for, but to which the provisions of section 3.19 apply.

3.22         Every payment of the price of the shares made by an offeror under a Bid and received by the Transfer Agent in its capacity as mandatary of the holders of subordinate voting shares shall be paid by the Transfer Agent to each of these holders in accordance with the number of subordinate voting shares which were held by the holder immediately before the conversion and which were so paid for.

3.23         A holder of subordinate voting shares shall have the right to give the Transfer Agent, acting as the holder’s mandatary, written instructions as regards the exercise of any of the holder’s rights under the Bid, including the right to withdraw securities deposited in response to the Bid, if applicable, and the right to accept or refuse any subsequent Bid made after an initial Bid has been made.

3.24         The Company shall assume all charges and expenses incurred by the Transfer Agent in carrying out the foregoing provisions.

3.25         As soon as possible after the Bid Date, the Transfer Agent shall give a written notice to holders of subordinate voting shares (and to holders of securities of the Company convertible into subordinate voting shares, exchangeable for subordinate voting shares or conferring the right to purchase subordinate voting shares) setting out the substance of the provisions contained in sections 3.13 to 3.24, which notice shall be sent together with all other documents or forms which the Company or the Transfer Agent deems, in its discretion, useful or necessary in order to allow holders of subordinate voting shares to exercise their rights under these sections.

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3.26         The subordinate voting shares converted into multiple voting shares, except those presumed never to have been converted pursuant to sections 3.19, 3.20 and 3.21, shall become issued multiple voting shares.

3.27         Each issued and outstanding multiple voting share may, at any time and at the option of the holder thereof, be converted into one subordinate voting share; this conversion right shall be exercised in the manner provided for in section 3.14, mutatis mutandis, and the multiple voting shares converted into subordinate voting shares shall become issued subordinate voting shares.

3.28         Upon the conversion of multiple voting shares under section 3.27, the certificate or certificates representing the subordinate voting shares resulting from the conversion shall be issued in the name of the holder of the multiple voting shares so converted or in such name as the said holder may indicate in writing (either in the notice referred to in section 3.14 or otherwise), provided that the holder shall pay any transfer tax which may apply.

3.29         The right of a holder of multiple voting shares to convert his shares into subordinate voting shares under section 3.27 shall be presumed to have been exercised and the holder of multiple voting shares to be converted (or any person or persons in whose name the said holder of multiple voting shares shall have given instructions to issue a certificate or certificates representing the subordinate voting shares to be issued as provided for in section 3.28) shall be deemed to have become a holder of subordinate voting shares of the Company for all purposes on the date or dates of delivery of the certificate or certificates representing the multiple voting shares to be converted together with the written notice referred to in section 3.14, the whole notwithstanding any delay in the delivery of the certificate or certificates representing the subordinate voting shares into which the said multiple voting shares have been converted.

3.30         Upon a conversion of multiple voting shares into subordinate voting shares under section 3.27 and upon a conversion of subordinate voting shares into multiple voting shares under section 3.7 or 3.13, the number of outstanding shares belonging to the class of shares delivered for conversion shall consequently be reduced on the basis of the number of shares delivered for conversion, and the number of outstanding shares belonging to the other class shall consequently be increased on the basis of the number of shares issued upon the conversion.

3.31         Subject to section 3.32, any amendment to the articles of the Company in order to modify the rights, privileges, conditions and

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restrictions attaching to the multiple voting shares or the subordinate voting shares shall require an approval by resolution adopted by at least two thirds (2/3) of the votes cast at a meeting of holders of multiple voting shares and holders of subordinate voting shares held for such purpose, or by a resolution signed by all the holders of multiple voting shares and all the holders of subordinate voting shares.

3.32         If the holders of multiple voting shares, as a class, or the holders of subordinate voting shares, as a class, are affected in a manner or to an extent that differs from the effect on the other class of shares, the amendment shall, in addition, be authorized by a resolution adopted by at least two thirds (2/3) of the votes cast at a meeting of the holders of the class so affected or by a resolution signed by all the holders of the class so affected; this meeting may be held concurrently with the meeting contemplated in section 3.31.

3.33         The formalities relating to the holding of meetings of holders of multiple voting shares and holders of subordinate voting shares shall be those set forth in section 3.5 hereof.

3.34         Holders of multiple voting shares and holders of subordinate voting shares shall be entitled to receive notices of every meeting of shareholders of the Company, attend same and vote thereat, except for meetings at which only holders of a given class or series are entitled to vote; the multiple voting shares shall confer ten (10) votes per share and the subordinate voting shares shall confer one (1) vote per share. Notwithstanding the foregoing, the multiple voting shares and the subordinate voting shares shall confer only one (1) vote per share with respect to any of the following matters:

(i)            the amalgamation of the Company with any legal person other than one or more of its wholly-owned subsidiaries;

(ii)           the sale, lease, transfer or other alienation or disposition of all or substantially all of the Company’s property for the benefit of any legal person whomsoever, except if carried out in the ordinary course of business or for the benefit of one or more of its wholly-owned subsidiaries;

(iii)          the winding-up, dissolution or voluntary distribution of its property among its shareholders with a view to winding-up its affairs.

3.35         Save for the restrictions set forth in this Article 3, each multiple voting share and each subordinate voting share shall have the same rights, privileges, conditions and restrictions and be equal in all

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respects and they shall be treated by the Company as if they were shares of only one class.

2.             Mr. Richard Fortin, director and vice-president - finance and secretary of the Company, be mandated and authorized to sign all documents and he is hereby ordered to take all measures and all steps which are necessary or desirable in order to give effect to this By-law.

3.             If the board of directors deems it appropriate and in the interest of the Company, it shall be authorized to annul this By-law before it is acted upon, without further approval of the shareholders.

ADOPTED by the board of directors of the Company on July 11, 1994 and APPROVED and RATIFIED by the shareholders on August 29, 1994.

[signed] illegible
Richard Fortin, Secretary

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SCHEDULE 1

ALIMENTATION COUCHE-TARD INC.

By-law No. 1995-1

Item 5 of the articles of amalgamation of the Company dated May 1, 1988, as amended by articles of amendment of the Company dated December 15, 1994, is amended as follows:

Schedule 1 annexed hereto forms an integral part hereof

Schedule 1

1.             The multiple voting shares mentioned in this schedule are redesignated “class “A” multiple voting shares”;

2.             The subordinate voting shares mentioned in this schedule are redesignated “class “B” subordinate voting shares”;

3.             As of the date indicated on the certificate of amendment of the Inspector General of Financial Institutions evidencing the amendments set forth in By-Law No. 1995-1, the share certificates for the multiple voting shares and the share certificates for the subordinate voting shares of the Company which are currently outstanding shall, respectively, represent the class “A” multiple voting shares and the class “B” subordinate voting shares of the share capital of the Company, until the said share certificates are replaced in the ordinary course.

4.             Section 3.3 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“No split, reorganization, reclassification or other amendment to the class “A” multiple voting shares or the class “B” subordinate voting shares may take place unless, at the same time, the class “B” subordinate voting shares or the class “A” multiple voting shares, as the case may be, are split, reorganized, reclassified or amended in the same manner.”

5.             Section 3.5 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.5         The Company may not issue class “A” multiple voting shares except to proceed with the issuance of class A”

multiple voting shares upon the exercise of options granted before the date of filing of these amendments to the share capital of the Company.”

6.             Subsection 3.6.1 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.6.1      “Affiliate” of any designated person shall mean any other person who, directly or indirectly, controls such designated person or is controlled by such designated person or is under the same direct or indirect control; for purposes of this definition, “control”, when used in connection with any designated person, shall mean direct control through ownership of at least 90% of the voting rights and at least 50% of the equity shares or other securities or indirect control through or by reason of a trust, contract or ownership of securities of any other legal person, or otherwise; the word “controlled” shall have the corresponding meaning.”

7.             Subsection 3.6.4 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.6.4      “Majority Holder” shall mean, on a given date, one or more of the following persons, namely Alain Bouchard, Richard Fortin, Jacques d’Amours and Réal Plourde, but only until the occurrence of the earliest of the following events: (i) the date on which the last person from among Alain Bouchard, Richard Fortin, Jacques d’Amours and Réal Plourde reaches the age of 65; (ii) the date on which one or more of the aforementioned persons shall cease to hold, directly or indirectly, in any manner whatsoever (including, without limiting the generality of the foregoing, through intermediary bodies corporate or trusts), shares of the share capital of the Company conferring more than 50% of the voting rights attaching to all the outstanding voting shares of the Company. Every document or certificate to be signed by the Majority Holder for purposes of this Article shall be properly signed if it is signed either by Alain Bouchard, Richard Fortin, Jacques D’Amours or Réal Plourde or, failing same, by one of their duly authorized representatives.”

8.             Paragraph (a) of subsection 3.6.6. of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“(a)         a bid made by an offeror who is exempt from the application of Chapters III and IV of Title IV of the Securities

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Act (Québec), excluding a bid made through the facilities of a recognized stock exchange which is not a normal course issuer bid, provided that if the provisions of section 123 of the Securities Act (Québec) apply, the price falls within a variation margin of fifteen percent (15%) (or any other percentage determined by the Securities Act (Québec)) in relation to the lesser of the average market price of the class “A” multiple voting shares and the class “B” subordinate voting shares established in accordance with the method prescribed by the regulation adopted under the Securities Act (Québec) where:

(i)            the offeror is not one of the Majority Holders;  or

(ii)           if the offeror is one of the Majority Holders, the bid contemplates shares which are not held by one of the Majority Holders.”

9.             Section 3.12 of Schedule 1 to the articles of amendment is amended by adding the words “which are fully paid and non-assessable” at the end.

10.           Section 3.13 of Schedule 1 to the articles of amendment is amended by adding the word “outstanding” before the words “subordinate voting share” in the second line and by adding the following sentence after the last sentence: “However, upon the expiry of the Bid, the holder of a class “B” subordinate voting share which has been converted into a class “A” multiple voting share solely for the purpose of accepting the Bid (the “Converted Shares”) shall be deemed to have chosen to convert the Converted Shares, whether or not they have been acquired, into class “B” subordinate voting shares such that the number of class “A” multiple voting shares and the number of class “B” subordinate voting shares outstanding upon the expiry of the Bid shall be the same as before the Bid.”.

11.           Section 3.19 of Schedule 1 to the articles of amendment is repealed.

12.           Section 3.21 of Schedule 1 to the articles of amendment is amended by deleting all the words following the words “section 3.34” in the fourth line, until the end of the section.

13.           Section 3.26 of Schedule 1 to the articles of amendment is repealed.

14.           Section 3.27 of Schedule 1 to the articles of amendment is amended by adding the following words at the end: “which are fully paid and non-assessable”.

15.           Sections 3.31, 3.32 and 3.33 of Schedule 1 to the articles of amendment are amended by replacing each occurrence of the word “holders” with the word “holders”.

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16.           Section 3.34 of Schedule 1 to the articles of amendment is amended by removing the words “and the subordinate voting shares” in the seventh and eighth line.

17.           Schedule 1 to the articles of amendment is amended by adding new section 3.36 as follows:

“3.36       In the event of a normal course issuer bid made by the Company in accordance with the provisions of section 147.2 of the Securities Act (Québec), the Company shall cause the bid to be made for such percentage of class “B” subordinate voting shares which is at least equal to the percentage of class “A” multiple voting shares. Furthermore, the price paid for the class “A” multiple voting shares shall not, at any time, exceed 115% of the market price for the most recent free trade of a board lot of class “B” subordinate voting shares, in which case the Company shall suspend its normal course issuer bid for the class “A” multiple voting shares until the price to be paid for the class “A” multiple voting shares is lower than 115% of the market price for the most recent free trade of a board lot of class “B” subordinate voting shares.”

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APPENDIX “A”

ALIMENTATION COUCHE-TARD INC.

BY-LAW NO. 1995-1

It is exacted as a By-Law of the Company:

1.             Pursuant to Section 123.101 and following of the Companies Act (Québec), the Company is authorized to request to the Inspecteur Général des Institutions financières, the issuance of Articles of Amendment modifying its Articles for the purpose, in particular, of modifying the share capital of the Company as follows: (i) to redesignate the Multiple Voting Shares as Class A Multiple Voting Shares and to redesignate the Subordinate Shares as Class B Subordinate Voting Shares; (ii) the Company will no longer be authorized to issue Multiple Voting Shares with the exception of stock options for Multiple Voting Shares already issued under the stock option plan; (iii) the definition of majority holders shall be modified so as to exclude Les Développements Orano Inc. and to limit the period during which Multiple Voting Shares will hold ten votes per share, to the earliest of the following events, either the date each of the majority holders reach the age of 65 or when they hold, directly or indirectly, collectively less than 50% of the voting rights of all voting shares of the Company; (iv) the price variation provided under the definition of an exempt offer will be limited to 15% of the lesser of the market price of the Subordinate Voting Shares and the Multiple Voting Shares when the bidder is not a Majority Holder; (v) provisions will be included in order to provide for the conversion of the Subordinate Voting Shares in case of partial offers for Multiple Voting Shares and with respect to the Subordinate Voting Shares converted to Multiple Voting Shares in the context of a bid which will return to their status of Subordinate Voting Shares once they have been taken up for delivery; and (vi) mechanisms with respect to normal course issuer bids shall be inserted in order to provide for mandatory offers on both classes of outstanding shares, the whole as per Annex 1 hereinattached.

2.             The Directors of the Company are authorized to do all things necessary to give effect to this By-Law and any one of them is authorized to sign the Articles of Amendment.

3.             The Directors of the Company may annul the By-Law before it is acted upon.

RESOLUTION OF THE SHAREHOLDERS

It is resolved to approve By-Law No. 1995-1 which amends the Articles of the Company.

*              The French version of By-Law No. 1995-1 is the official text.

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ANNEX 1

ALIMENTATION COUCHE-TARD INC.

By-law No. 1995-1

Item 5 of the articles of amalgamation of the Company dated May 1, 1988, as amended by articles of amendment of the Company dated December 15, 1994, is amended as follows:

Schedule 1 annexed hereto forms an integral part hereof

Schedule 1

1.             The multiple voting shares mentioned in this schedule are redesignated “class “A” multiple voting shares”;

2.             The subordinate voting shares mentioned in this schedule are redesignated “class “B” subordinate voting shares”;

3.             As of the date indicated on the certificate of amendment of the Inspector General of Financial Institutions evidencing the amendments set forth in By-Law No. 1995-1, the share certificates for the multiple voting shares and the share certificates for the subordinate voting shares of the Company which are currently outstanding shall, respectively, represent the class “A” multiple voting shares and the class “B” subordinate voting shares of the share capital of the Company, until the said share certificates are replaced in the ordinary course.

4.             Section 3.3 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“No split, reorganization, reclassification or other amendment to the class “A” multiple voting shares or the class “B” subordinate voting shares may take place unless, at the same time, the class “B” subordinate voting shares or the class “A” multiple voting shares, as the case may be, are split, reorganized, reclassified or amended in the same manner.”

5.             Section 3.5 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.5         The Company may not issue class “A” multiple voting shares except to proceed with the issuance of class A”

multiple voting shares upon the exercise of options granted before the date of filing of these amendments to the share capital of the Company.”

6.             Subsection 3.6.1 of the Schedule to the articles of amendment is repealed and replaced with the following:

“3.6.1      “Affiliate” of any designated person shall mean any other person who, directly or indirectly, controls such designated person or is controlled by such designated person or is under the same direct or indirect control; for purposes of this definition, “control”, when used in connection with any designated person, shall mean direct control through ownership of at least 90% of the voting rights and at least 50% of the equity shares or other securities or indirect control through or by reason of a trust, contract or ownership of securities of any other legal person, or otherwise; the word “controlled” shall have the corresponding meaning.”

7.             Subsection 3.6.4 of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“3.6.4      “Majority Holder” shall mean, on a given date, one or more of the following persons, namely Alain Bouchard, Richard Fortin, Jacques d’Amours and Réal Plourde, but only until the occurrence of one of the following events: (i) the date on which the last person from among Alain Bouchard, Richard Fortin, Jacques d’Amours and Réal Plourde reaches the age of 65; (ii) the date on which one or more of the aforementioned persons shall cease to hold, directly or indirectly, in any manner whatsoever (including, without limiting the generality of the foregoing, through intermediary bodies corporate or trusts), shares of the share capital of the Company conferring more than 50% of the voting rights attaching to all the outstanding voting shares of the Company. Every document or certificate to be signed by the Majority Holder for purposes of this Article shall be properly signed if it is signed either by Alain Bouchard, Richard Fortin, Jacques D’Amours or Réal Plourde or, failing same, by one of their duly authorized representatives.”

8.             Paragraph (a) of subsection 3.6.6. of Schedule 1 to the articles of amendment is repealed and replaced with the following:

“(a)         a bid made by an offeror who is exempt from the application of Chapters III and IV of Title IV of the Securities

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Act (Québec), excluding a bid made through the facilities of a recognized stock exchange which is not a normal course issuer bid, provided that if the provisions of section 123 of the Securities Act (Québec) apply, the price falls within a variation margin of fifteen percent (15%) (or any other percentage determined by the Securities Act (Québec)) in relation to the lesser of the average market price of the class “A” multiple voting shares and the class “B” subordinate voting shares established in accordance with the method prescribed by the regulation adopted under the Securities Act (Québec) where:

(i)            the offeror is not one of the Majority Holders;  or

(ii)           if the offeror is one of the Majority Holders, the bid contemplates shares which are not held by one of the Majority Holders.”

9.             Section 3.12 of Schedule 1 to the articles of amendment is amended by adding the words “which are fully paid and non-assessable” at the end.

10.           Section 3.13 of Schedule 1 to the articles of amendment is amended by adding the word “outstanding” before the words “subordinate voting share” in the second line and by adding the following sentence after the last sentence: “However, upon the expiry of the Bid, the holder of a class “B” subordinate voting share which has been converted into a class “A” multiple voting share solely for the purpose of accepting the Bid (the “Converted Shares”) shall be deemed to have chosen to convert the Converted Shares, whether or not they have been acquired, into class “B” subordinate voting shares such that the number of class “A” multiple voting shares and the number of class “B” subordinate voting shares outstanding upon the expiry of the Bid shall be the same as before the Bid.”.

11.           Section 3.26 of Schedule 1 to the articles of amendment is repealed.

12.           Section 3.21 of Schedule 1 to the articles of amendment is amended by deleting all the words, until the end of the section, following the words “section 3.34” in the fourth line.

13.           Section 3.26 of Schedule 1 to the articles of amendment is repealed.

14.           Section 3.27 of Schedule 1 to the articles of amendment is amended by adding the following words at the end: “which are fully paid and non-assessable”.

15.           Sections 3.31, 3.32 and 3.33 of Schedule 1 to the articles of amendment are amended by replacing each occurrence of the word “holders” with the word “holders”.

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16.           Section 3.34 of Schedule 1 to the articles of amendment is amended by removing the words “and the subordinate voting shares” in the seventh line.

17.           Schedule 1 to the articles of amendment is amended by added new section 3.36 as follows:

“3.36       In the event of a normal course issuer bid made by the Company in accordance with the provisions of section 147.2 of the Securities Act (Québec), the Company shall cause the bid to be made for such percentage of class “B” subordinate voting shares which is at least equal to the percentage of class “A” multiple voting shares. Furthermore, the price paid for the class “A” multiple voting shares shall not, at any time, exceed 115% of the market price for the most recent free trade of a board lot of class “B” subordinate voting shares, in which case the Company shall suspend its normal course issuer bid for the class “A” multiple voting shares until the price to be paid for the class “A” multiple voting shares is lower than 115% of the market price for the most recent free trade of a board lot of class “B” subordinate voting shares.”

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APPENDIX “B”

ALIMENTATION COUCHE-TARD INC.

BY-LAW NO. 1995-2

It is exacted as a By-Law of the Company:

1.             Section XI.I of the General By-Laws of the Company is repealed and replaced by the following:

“XI.I The financial year of the Company ends yearly on the Sunday closest to April 30.”

2.             The Directors of the Company are authorized to do all things necessary to give effect to this By-Law and any one of them is authorized to sign the Articles of Amendment.

3.             The Directors of the Company may annul the By-Law before it is acted upon.

RESOLUTION OF THE SHAREHOLDERS

It is resolved to approve By-Law No. 1995-2 which amends the General By-Laws of the Company in modifying its financial year end.

ALIMENTATION COUCHE-TARD INC.

BY-LAW 2003-1

being a by-law amending section 1 of Article XI of Règlement Numéro 1, being the general by-laws of the Company,

1.             THAT SECTION 1 of Article XI of Règlement Numéro 1, being the general by laws of the Company and BY-LAW 1995-2, be and is hereby deleted and replaced by the following:

“1. Financial Year

The Company’s financial year shall end each year on the last Sunday in April”

2.             THAT any one of the directors or officers of the Company be and is hereby authorized to do all things and sign all documents and forms necessary or incidental for the due carrying out of the foregoing.